Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports First Quarter 2021 Results

Company announces agreement to acquire remaining 35% ownership interest in Gaylord Rockies JV

NASHVILLE, Tenn. (May 3, 2021) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights and Recent Developments:

•	Through the end of first quarter 2021, rebooked 1.6 million room nights, or approximately 60% of total room nights cancelled as a result of COVID-19

•	Average monthly cash burn for the first quarter of 2021 was approximately $17.9 million, better than the expected range of $23-26 million provided on 4Q-2020 earnings call

•	Today announced an agreement to acquire the remaining 35% ownership interest in Gaylord Rockies JV along with approximately 130 acres of undeveloped, adjacent land for $210 million

•	Subsequent to quarter’s end, announced the anticipated July 1, 2021 reopening of Gaylord National

•	Issued updated Investor Supplement including more detailed information on the announced Gaylord Rockies transaction and quarterly operating results, which can be found on the Investor Relations section of the website at www.rymanhp.com

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “I am very pleased with our performance this quarter and am encouraged by the steadily improving conditions for the travel industry. The United States vaccine rollout continues to progress, and we believe consumer confidence is growing. We are seeing increasing demand for our unique offerings, our conversations with meeting planners continue to be encouraging, and we are seeing fewer cancellations and continued rebooking activity.

“In light of this momentum and our positive long-term outlook on our business model, we are pleased to announce that we have reached an agreement to acquire the remaining 35% ownership interest in the Gaylord Rockies JV along with approximately 130 acres of undeveloped, adjacent land for $210 million. Despite having just one full year of results prior to COVID-19, we believe Gaylord Rockies is positioned to be a strong contributor to our future performance, and we are thrilled to take advantage of this tremendous opportunity.

“We were also pleased to have our resort pool enhancements at Gaylord Palms open in time for the Spring Break period and have received positive feedback from our guests. Our rooms and meeting space expansion was completed in April, and we look forward to hosting our first guests in the months ahead. Combined with our freshly refurbished room inventory at Gaylord National, which we anticipate completing prior to its July 1, 2021 reopening, we are in a prime position to welcome back groups across our portfolio.”

First Quarter 2021 Results (As Compared to First Quarter 2020):

($ in thousands, except per share amounts)	Three Months Ended
	March 31,
	2021	2020	% ∆
Total Revenue	$84,175	$313,030	-73.1%

Operating Income/(Loss) (1)	$(79,557)	$4,750	-1774.9%
Operating Income/(Loss) margin	-94.5%	1.5%	-96.0	pt

Net (Loss) available to common shareholders (1) (2)	$(104,521)	$(46,516)	-124.7%
Net (Loss) available to common shareholders margin	-124.2%	-14.9%	-109.3	pt
Net (Loss) available to common shareholders per diluted share	$(1.90)	$(0.85)	-123.5%

Adjusted EBITDAre	$(22,449)	$66,875	-133.6%
Adjusted EBITDAre margin	-26.7%	21.4%	-48.1	pt
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$(21,705)	$59,169	-136.7%
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin	-25.8%	18.9%	-44.7	pt

Funds From Operations (FFO) available to common shareholders and unit holders(1)(2)	$(59,965)	$(1,760)	-3307.1%
FFO available to common shareholders and unit holders per diluted share/unit	$(1.08)	$(0.03)	-3500.0%

Adjusted FFO available to common shareholders and unit holders	$(50,505)	$32,430	-255.7%
Adjusted FFO available to common shareholders and unit holders per diluted share/unit	$(0.91)	$0.59	-254.2%

(1) For the three months ended March 31, 2020, includes approximately $5.8 million for credit losses on held-to-maturity securities.

(2) For the three months ended March 31, 2020, includes $26.7 million for income tax valuation allowances.

Note: For the Company’s definitions of Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin, FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income/(Loss) and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders and unit holders to Net Income/(Loss), see “Non-GAAP Financial Measures,” “EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Ventures Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition” “FFO, Adjusted FFO, and Adjusted FFO available to common shareholders and unit holders Definition” and “Supplemental Financial Results” below.

Gaylord Rockies Acquisition

Today the Company announced an agreement to acquire the remaining 35% ownership interest in the Gaylord Rockies joint venture along with approximately 130 acres of undeveloped, adjacent land for approximately $210 million. The all-in purchase price represents an approximate 7.0% to 7.5% capitalization rate on potential 2023E stabilized net operating income and a 12.5x to 13.0x forward multiple on potential 2023 estimated Adjusted EBITDAre. Excluding the purchase price for the land, the acquisition of the remaining 35% equates to an approximate 7.5% to 8.0% capitalization rate on potential 2023E stabilized net operating income and a 12.0x to 12.5x forward multiple on potential 2023 estimated Adjusted EBITDAre. Funding for the transaction will be a combination of cash on hand and additional borrowings from the Company’s revolving credit facility. The Company expects the transaction to close in May 2021, subject to customary closing conditions. For more information on the transaction, please refer to the investor supplemental that was filed today and is located on the Investor Relations section of the Company website (https://ir.rymanhp.com/events-and-presentations/presentations). Information contained on or accessible through our website is not part of this press release and is therefore not incorporated by reference.

2

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2021	2020	% ∆
Hospitality Revenue (1)	$69,802	$285,671	-75.6%

Hospitality Operating Income/(Loss) (1) (2) (5)	$(63,543)	$19,143	-431.9%
Hospitality Adjusted EBITDAre (1) (5)	$(11,889)	$76,164	-115.6%

Hospitality Performance Metrics (1) (3)
Occupancy	16.4%	57.1%	-40.7	pt
Average Daily Rate (ADR)	$189.42	$202.09	-6.3%
RevPAR	$31.02	$115.36	-73.1%
Total RevPAR	$76.71	$310.51	-75.3%

Gross Definite Rooms Nights Booked	441,170	288,771	52.8%
Net Definite Rooms Nights Booked	(33,709)	(415,754)	91.9%
Group Attrition (as % of contracted block)	42.1%	37.6%	4.5	pt
Cancellations ITYFTY (4)	279,624	559,448	-50.0%

(1)	Gaylord National closed on March 25, 2020 and remained closed throughout first quarter 2021.
(2)	For the three months ended March 31, 2020, includes approximately $5.8 million for credit losses on held-to-maturity securities.
(3)	Calculation of hospitality performance metrics includes closed hotel room nights available. ADR is for occupied rooms.
(4)	"ITYFTY" represents In The Year For The Year.
(5)	Includes approximately $10.2 million in COVID-19 related costs for the three months ended March 31, 2020.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for first quarter 2021 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income/(Loss), and property-level Adjusted EBITDAre to property-level Operating Income/(Loss) for each of the hotel properties.

Hospitality Segment Highlights

•	The Gaylord Palms room and meeting space expansion project was completed in April, on time and on budget.

•	Subsequent to quarter’s end, announced the anticipated reopening of Gaylord National on July 1, 2021.

•	Occupancy at open hotels reached 20.4% in first quarter 2021.

•	Open Gaylord hotels generated positive Adjusted EBITDAre in March 2021.

•	Collected approximately $10.2 million in attrition and cancellation fees in first quarter 2021.

•	Serviced approximately 27,000 group room nights in the first quarter 2021.

3

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2021	2020	% ∆
Revenue	$21,759	$76,127	-71.4%
Operating Income/(Loss)	$(11,750)	$14,005	-183.9%
Operating Income/(Loss) margin	-54.0%	18.4%	-72.4	pt
Adjusted EBITDAre	$(3,482)	$21,520	-116.2%
Adjusted EBITDAre margin	-16.0%	28.3%	-44.3	pt

Occupancy (1)	18.3%	60.4%	-42.1	pt
Average daily rate (ADR)	$210.04	$194.54	8.0%
RevPAR (1)	$38.37	$117.46	-67.3%
Total RevPAR (1)	$83.71	$289.67	-71.1%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2021	2020	% ∆
Revenue	$15,117	$45,375	-66.7%
Operating Income/(Loss)	$(6,017)	$7,072	-185.1%
Operating Income/(Loss) margin	-39.8%	15.6%	-55.4	pt
Adjusted EBITDAre	$(393)	$12,598	-103.1%
Adjusted EBITDAre margin	-2.6%	27.8%	-30.4	pt

Occupancy (1)	24.3%	62.6%	-38.3	pt
Average daily rate (ADR)	$191.71	$216.67	-11.5%
RevPAR (1)	$46.66	$135.56	-65.6%
Total RevPAR (1)	$118.62	$352.14	-66.3%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available. Does not include expansion rooms completed in April 2021.

4

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2021	2020	% ∆
Revenue	$18,358	$55,996	-67.2%
Operating Income/(Loss)	$(4,781)	$13,379	-135.7%
Operating Income/(Loss) margin	-26.0%	23.9%	-49.9	pt
Adjusted EBITDAre	$1,448	$19,842	-92.7%
Adjusted EBITDAre margin	7.9%	35.4%	-27.5	pt

Occupancy (1)	22.6%	56.3%	-33.7	pt
Average daily rate (ADR)	$189.83	$204.70	-7.3%
RevPAR (1)	$42.99	$115.26	-62.7%
Total RevPAR (1)	$112.45	$339.22	-66.9%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2021	2020	% ∆
Revenue (1)	$1,257	$49,394	-97.5%
Operating (Loss)	$(14,523)	$(12,921)	-12.4%
Operating (Loss) margin	-1155.4%	-26.2%	-1,129.2	pt
Adjusted EBITDAre	$(6,336)	$1,313	-582.6%
Adjusted EBITDAre margin	-504.1%	2.7%	-506.8	pt

Occupancy (2)	0.0%	51.9%	-51.9	pt
Average daily rate (ADR)	$0.00	$207.08	-100.0%
RevPAR (2)	$0.00	$107.51	-100.0%
Total RevPAR (2)	$7.00	$271.94	-97.4%

(1) Revenue for the three months ended March 31, 2021 consisted primarily of attrition and cancellation fees.

(2) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Rockies

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2021	2020	% ∆
Revenue	$11,970	$54,598	-78.1%
Operating (Loss) (1)	$(24,699)	$(1,739)	-1320.3%
Operating (Loss) margin	-206.3%	-3.2%	-203.1	pt
Adjusted EBITDAre (1)	$(2,008)	$20,870	-109.6%
Adjusted EBITDAre margin	-16.8%	38.2%	-55.0	pt

Occupancy (2)	17.4%	57.4%	-40.0	pt
Average daily rate (ADR)	$175.28	$203.31	-13.8%
RevPAR (2)	$30.46	$116.63	-73.9%
Total RevPAR (2)	$88.61	$399.72	-77.8%

(1) Operating income/(loss) and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees payable to RHP of $0.1 million and $0.5 million during the three months ended March 31, 2021, and March 31, 2020, respectively.

(2) Calculation of hospitality performance metrics includes closed hotel room nights available.

Entertainment Segment

For the three months ended March 31, 2021 and 2020, the Company reported the following:

	Three Months Ended
	March 31,
($ in thousands)	2021	2020	% ∆
Revenue	$14,373	$27,359	-47.5%
Operating (Loss)(1)	$(7,920)	$(5,786)	-36.9%
Operating (Loss) margin	-55.1%	-21.1%	-34.0	pt
Adjusted EBITDAre(1)	$(5,461)	$(3,280)	-66.5%
Adjusted EBITDAre margin	-38.0%	-12.0%	-26.0	pt

(1) Includes approximately $3.7 million in COVID-19 related costs, which are primarily employment costs, in the three months ended March 31, 2020.

Reed continued, “I am very pleased with the performance of our entertainment business during this quarter. Despite occupancy limitations at the Grand Ole Opry and Ryman Auditorium, we continued to see sold-out shows night after night, furthering our conviction that our customers have pent-up desire for live entertainment. Our Ole Red locations saw steady traffic throughout the first quarter, and we are pleased with their performance given the varying local restrictions on capacity and operating hours. On April 27, Nashville’s Mayor John Cooper and Metro Public Health Department announced that all capacity restrictions are being lifted in Nashville starting May 14. This announcement is a positive sign that the recovery is progressing and that a return to seeing our favorite performers in person is drawing nearer. Starting in mid-May, the Ryman and Opry will be allowed to sell tickets at full capacity, and we know that artists and music fans alike cannot wait to enjoy live entertainment in our historic venues.”

Corporate and Other Segment

For the three months ended March 31, 2021 and 2020, the Company reported the following:

	Three Months Ended
	March 31,
($ in thousands)	2021	2020	% ∆
Operating Loss(1)	$(8,094)	$(8,607)	6.0%
Adjusted EBITDAre(1)	$(5,099)	$(6,009)	15.1%

(1) Includes approximately $0.2 million in total COVID-19 related costs for the three month period ending March 31, 2020, which were primarily employment costs.

Reed concluded, “We continue to see positive news coming on the COVID-19 front, enabling leisure and business travel to resume for our customers who we believe are eager to congregate together again and safely enjoy the irreplaceable benefits of in-person gatherings. I again want to express my tremendous gratitude for and pride in the efforts our employees continue to make every day across our operating businesses. I remain confident in our employees, our business model, and the long-term strength of our Company.”

Dividend Update

The Company suspended its regular quarterly dividend payments following the payment of the first quarter 2020 dividend payment, which was made in April 2020. The Board has not reinstituted the dividend.

Balance Sheet/Liquidity Update

As of March 31, 2021, the Company had total debt outstanding of $2,751.7 million, net of unamortized deferred financing costs, and unrestricted cash of $67.1 million. As of March 31, 2021, no borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $0.3 million in letters of credit, which left $699.7 million of availability for borrowing under the credit facility.

During the first quarter, the Company successfully completed a private placement of $600 million of 4.5% senior notes due 2029. The proceeds from this offering were used to repurchase and redeem the Company’s previously outstanding $400 million 5.00% senior notes due 2023, to repay amounts outstanding under the Company’s revolving credit facility, and for general corporate purposes.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release tomorrow May 4, 2021 at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings* include a network of five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,110 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium, WSM 650 AM; Ole Red and Circle, a country lifestyle media network the Company owns in a joint-venture with Gray Television. The Company operates its Entertainment segment as part of a taxable REIT subsidiary. Visit RymanHP.com for more information.

*The Company owns the Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; and Gaylord National Resort & Convention Center. It is the majority owner and managing member of the joint venture that owns Gaylord Rockies Resort & Convention Center.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, the anticipated impact of a widely available COVID-19 vaccine on group business, the impact of COVID-19 on travel, transient and group demand, the effects of COVID-19 on our results of operations, rebooking efforts, our plans to reopen the Gaylord National, completion of expansion or construction projects, our liquidity, monthly cash expenses, the anticipated acquisition of the remaining 35% ownership interest in the Gaylord Rockies joint venture not owned by the Company, anticipated estimated financial results for the Gaylord Rockies for future periods, and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the COVID-19 pandemic, including the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the effects of the COVID-19 pandemic on the demand for travel, transient and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of the COVID-19 pandemic in the markets where our assets are located, governmental restrictions on our businesses, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, the suspension of our dividend and our dividend policy, including the frequency and amount of any dividend we may pay, and the Company’s ability to borrow funds pursuant to its credit agreement, and the occurrence of any event, change or other circumstance that could delay the Company’s acquisition of the remaining 35% ownership interest in the Gaylord Rockies joint venture not owned by the Company, or the termination of the transaction agreement for such acquisition. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. Room nights available to guests include nights the hotels are closed. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. For the three months ended March 31, 2021 and 2020, the calculation of RevPAR and Total RevPAR in our tabular presentations has not been changed as a result of the COVID-19 pandemic and the resulting hotel closures and is consistent with prior periods. The closure of our Gaylord Hotel properties, including the Gaylord National, which remains closed, and reopening under capacity restrictions has resulted in the significant decrease in performance reflected in these metrics for the three months ended March 31, 2021 as compared to the prior-year periods.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Ventures Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented:

•	preopening costs;
•	non-cash lease expense;
•	equity-based compensation expense;
•	impairment charges that do not meet the NAREIT definition above;
•	credit losses on held-to-maturity securities;
•	any transaction costs of acquisitions;
•	interest income on bonds;
•	loss on extinguishment of debt;
•	pension settlement charges;
•	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and
•	any other adjustments we have identified herein.

We then exclude noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture.

We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture to evaluate our operating performance. We believe that the presentation of these non-GAAP metrics provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP metrics, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture provides useful information to investors regarding our operating performance and debt leverage metrics.

Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Adjusted EBITDAre Margin by dividing consolidated, segment-, or property-level Adjusted EBITDAre by consolidated, segment-, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

FFO, Adjusted FFO, and Adjusted FFO available to common shareholders and unit holders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures.

To calculate Adjusted FFO available to common shareholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

•	right-of-use asset amortization;
•	impairment charges that do not meet the NAREIT definition above;
•	write-offs of deferred financing costs;
•	amortization of debt discounts or premiums and amortization of deferred financing costs;
•	(gains) losses on extinguishment of debt
•	non-cash lease expense;
•	credit loss on held-to-maturity securities;
•	pension settlement charges;
•	additional pro rata adjustments from unconsolidated joint ventures;
•	(gains) losses on other assets;
•	transaction costs on acquisitions;
•	deferred income tax expense (benefit); and
•	any other adjustments we have identified herein.

To calculate adjusted FFO available to common shareholders and unit holders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company.

Beginning in the third quarter of 2020, we refer to unitholders in these measures, reflecting outstanding OP units issued to noncontrolling interests for the first time during third quarter 2020.

We believe that the presentation of these non-GAAP financial measures provide useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.

We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present, and any related per share measures, should not be considered as alternative measures of our Net Income (Loss), operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (Loss), Operating Income (Loss), or cash flow from operations.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Senior Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended
	Mar. 31
	2021	2020
Revenues :
Rooms	$28,228	$106,128
Food and beverage	18,175	145,750
Other hotel revenue	23,399	33,793
Entertainment	14,373	27,359
Total revenues	84,175	313,030

Operating expenses:
Rooms	9,477	32,308
Food and beverage	19,329	83,811
Other hotel expenses	54,557	90,474
Management fees	753	5,492
Total hotel operating expenses	84,116	212,085
Entertainment	18,691	29,346
Corporate	7,528	8,136
Preopening costs	399	801
Gain on sale of assets	(317)	(1,261)
Credit loss on held-to-maturity securities	-	5,828
Depreciation and amortization	53,315	53,345
Total operating expenses	163,732	308,280

Operating income (loss)	(79,557)	4,750

Interest expense, net of amounts capitalized	(30,796)	(29,358)
Interest income	1,370	2,371
Loss on extinguishment of debt	(2,949)	-
Loss from consolidated joint ventures	(1,609)	(1,895)
Other gains and (losses), net	374	195
Loss before income taxes	(113,167)	(23,937)

Provision for income taxes	(3,954)	(26,799)
Net loss	(117,121)	(50,736)

Net loss attributable to noncontrolling interest in consolidated joint venture	11,793	4,220
Net loss attributable to noncontrolling interest in Operating Partnership	807	-
Net loss available to common shareholders	$(104,521)	$(46,516)

Basic loss per share available to common shareholders	$(1.90)	$(0.85)
Diluted loss per share available to common shareholders	$(1.90)	$(0.85)

Weighted average common shares for the period:
Basic	54,995	54,911
Diluted	54,995	54,911

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Mar. 31	Dec. 31,
	2021	2020
ASSETS:
Property and equipment, net of accumulated depreciation	$3,102,335	$3,117,247
Cash and cash equivalents - unrestricted	67,138	56,697
Cash and cash equivalents - restricted	20,657	23,057
Notes receivable	70,515	71,923
Trade receivables, net	18,283	20,106
Prepaid expenses and other assets	105,697	100,494
Intangible assets	156,925	166,971
Total assets	$3,541,550	$3,556,495

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$2,751,652	$2,658,008
Accounts payable and accrued liabilities	201,229	203,121
Dividends payable	344	843
Deferred management rights proceeds	171,948	172,724
Operating lease liabilities	108,057	107,569
Deferred income tax liabilities, net	4,446	665
Other liabilities	92,945	92,779
Noncontrolling interest in consolidated joint venture	93,601	100,969
Total equity	117,328	219,817
Total liabilities and equity	$3,541,550	$3,556,495

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Mar. 31,
	2021		2020
	$	Margin	$	Margin
Consolidated
Revenue	$84,175		$313,030
Net loss	$(117,121)	-139.1%	$(50,736)	-16.2%
Interest expense, net	29,426		26,987
Provision for income taxes	3,954		26,799
Depreciation & amortization	53,315		53,345
Gain on sale of assets	(317)		(1,261)
Pro rata EBITDAre from unconsolidated joint ventures	15		3
EBITDAre	(30,728)	-36.5%	55,137	17.6%
Preopening costs	399		801
Non-cash lease expense	1,088		1,117
Equity-based compensation expense	2,522		2,230
Credit loss on held-to-maturity securities	-		5,828
Interest income on Gaylord National bonds	1,321		1,465
Loss on extinguishment of debt	2,949		-
Transaction costs of acquisitions	-		297
Adjusted EBITDAre	$(22,449)	-26.7%	$66,875	21.4%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	744		$(7,706)
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$(21,705)	-25.8%	$59,169	18.9%

Hospitality segment
Revenue	$69,802		$285,671
Operating income (loss)	$(63,543)	-91.0%	$19,143	6.7%
Depreciation & amortization	49,148		49,769
Gain on sale of assets	(317)		(1,261)
Preopening costs	398		107
Non-cash lease expense	1,104		1,113
Credit loss on held-to-maturity securities	-		5,828
Interest income on Gaylord National bonds	1,321		1,465
Adjusted EBITDAre	$(11,889)	-17.0%	$76,164	26.7%

Entertainment segment
Revenue	$14,373		$27,359
Operating loss	$(7,920)	-55.1%	$(5,786)	-21.1%
Depreciation & amortization	3,601		3,105
Preopening costs	1		694
Non-cash lease (revenue) expense	(16)		4
Equity-based compensation	467		298
Transaction costs of acquisitions	-		297
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(1,594)		(1,892)
Adjusted EBITDAre	$(5,461)	-38.0%	$(3,280)	-12.0%

Corporate and Other segment
Operating loss	$(8,094)		$(8,607)
Depreciation & amortization	566		471
Other gains and (losses), net	374		195
Equity-based compensation	2,055		1,932
Adjusted EBITDAre	$(5,099)		$(6,009)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Mar. 31,
	2021	2020
Consolidated
Net loss	$(117,121)	$(50,736)
Noncontrolling interest in consolidated joint venture	11,793	4,220
Net loss available to common shareholders and unit holders	(105,328)	(46,516)
Depreciation & amortization	53,278	53,308
Adjustments for noncontrolling interest	(7,930)	(8,557)
Pro rata adjustments from joint ventures	15	5
FFO available to common shareholders and unit holders	(59,965)	(1,760)

Right-of-use asset amortization	37	37
Non-cash lease expense	1,088	1,117
Credit loss on held-to-maturity securities	-	5,828
Gain on other assets	(317)	(1,261)
Amortization of deferred financing costs	2,209	1,894
Amortization of debt premiums	(70)	(67)
Loss on extinguishment of debt	2,949	-
Adjustments for noncontrolling interest	(217)	(214)
Transaction costs of acquisitions	-	297
Deferred tax expense	3,781	26,559
Adjusted FFO available to common shareholders and unit holders	$(50,505)	$32,430
Capital expenditures (1)	(152)	(13,719)
Adjusted FFO available to common shareholders and unit holders (ex. maintenance capex)	$(50,657)	$18,711

Basic net loss per share	$(1.90)	$(0.85)
Diluted net loss per share	$(1.90)	$(0.85)

FFO available to common shareholders and unit holders per basic share/unit	$(1.08)	$(0.03)
Adjusted FFO available to common shareholders and unit holders per basic share/unit	$(0.91)	$0.59

FFO available to common shareholders per diluted share/unit	$(1.08)	$(0.03)
Adjusted FFO available to common shareholders per diluted share/unit	$(0.91)	$0.59

Weighted average common shares and OP units for the period:
Basic	55,422	54,911
Diluted	55,422	54,911

(1) Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. Note that beginning in March 2020, as a result of the COVID-19 pandemic, contributions to the FF&E reserve for managed properties have been temporarily suspended.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Mar. 31,
	2021		2020
	$	Margin	$	Margin
Hospitality segment
Revenue	$69,802		$285,671
Operating income (loss)	$(63,543)	-91.0%	$19,143	6.7%
Depreciation & amortization	49,148		49,769
Gain on sale of assets	(317)		(1,261)
Preopening costs	398		107
Non-cash lease expense	1,104		1,113
Credit loss on held-to-maturity securities	-		5,828
Interest income on Gaylord National bonds	1,321		1,465
Adjusted EBITDAre	$(11,889)	-17.0%	$76,164	26.7%

Occupancy	16.4%		57.1%
Average daily rate (ADR)	$189.42		$202.09
RevPAR	$31.02		$115.36
OtherPAR	$45.69		$195.15
Total RevPAR	$76.71		$310.51

Gaylord Opryland
Revenue	$21,759		$76,127
Operating income (loss)	$(11,750)	-54.0%	$14,005	18.4%
Depreciation & amortization	8,583		8,798
Gain on sale of assets	(317)		(1,261)
Non-cash lease (revenue) expense	2		(22)
Adjusted EBITDAre	$(3,482)	-16.0%	$21,520	28.3%

Occupancy	18.3%		60.4%
Average daily rate (ADR)	$210.04		$194.54
RevPAR	$38.37		$117.46
OtherPAR	$45.34		$172.21
Total RevPAR	$83.71		$289.67

Gaylord Palms
Revenue	$15,117		$45,375
Operating income (loss)	$(6,017)	-39.8%	$7,072	15.6%
Depreciation & amortization	4,124		4,284
Preopening costs	398		107
Non-cash lease expense	1,102		1,135
Adjusted EBITDAre	$(393)	-2.6%	$12,598	27.8%

Occupancy	24.3%		62.6%
Average daily rate (ADR)	$191.71		$216.67
RevPAR	$46.66		$135.56
OtherPAR	$71.96		$216.58
Total RevPAR	$118.62		$352.14

Gaylord Texan
Revenue	$18,358		$55,996
Operating income (loss)	$(4,781)	-26.0%	$13,379	23.9%
Depreciation & amortization	6,229		6,463
Adjusted EBITDAre	$1,448	7.9%	$19,842	35.4%

Occupancy	22.6%		56.3%
Average daily rate (ADR)	$189.83		$204.70
RevPAR	$42.99		$115.26
OtherPAR	$69.46		$223.96
Total RevPAR	$112.45		$339.22

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Mar. 31,
	2021		2020
	$	Margin	$	Margin
Gaylord National
Revenue	$1,257		$49,394
Operating loss	$(14,523)	-1155.4%	$(12,921)	-26.2%
Depreciation & amortization	6,866		6,941
Credit loss on held-to-maturity securities	-		5,828
Interest income on Gaylord National bonds	1,321		1,465
Adjusted EBITDAre	$(6,336)	-504.1%	$1,313	2.7%

Occupancy	0.0%		51.9%
Average daily rate (ADR)	$-		$207.08
RevPAR	$-		$107.51
OtherPAR	$7.00		$164.43
Total RevPAR	$7.00		$271.94

Gaylord Rockies
Revenue	$11,970		$54,598
Operating loss (1)	$(24,699)	-206.3%	$(1,739)	-3.2%
Depreciation & amortization	22,691		22,609
Adjusted EBITDAre (1)	$(2,008)	-16.8%	$20,870	38.2%

Occupancy	17.4%		57.4%
Average daily rate (ADR)	$175.28		$203.31
RevPAR	$30.46		$116.63
OtherPAR	$58.15		$283.09
Total RevPAR	$88.61		$399.72

The AC Hotel at National Harbor
Revenue	$805		$1,849
Operating loss	$(765)	-95.0%	$(317)	-17.1%
Depreciation & amortization	329		336
Adjusted EBITDAre	$(436)	-54.2%	$19	1.0%

Occupancy	33.3%		43.6%
Average daily rate (ADR)	$125.99		$206.29
RevPAR	$41.89		$90.00
OtherPAR	$4.68		$15.83
Total RevPAR	$46.57		$105.83

The Inn at Opryland (2)
Revenue	$536		$2,332
Operating (loss)	$(1,008)	-188.1%	$(336)	-14.4%
Depreciation & amortization	326		338
Adjusted EBITDAre	$(682)	-127.2%	$2	0.1%

Occupancy	15.9%		45.8%
Average daily rate (ADR)	$104.19		$137.36
RevPAR	$16.55		$62.90
OtherPAR	$3.09		$21.69
Total RevPAR	$19.64		$84.59

(1)   Operating loss and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees paid to RHP of $0.1 million and $0.5 million during the three months ended March 31, 2021 and 2020, respectively.

(2)   Includes other hospitality revenue and expense